                                                                   EXHIBIT 10.17


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                              AMENDED AND RESTATED

                             STOCKHOLDERS AGREEMENT

                         DATED AS OF SEPTEMBER 2, 1994

                                  By and Among

                              K&F INDUSTRIES, INC.

                                    AND THE

                         STOCKHOLDERS IDENTIFIED HEREIN





================================================================================

                               TABLE OF CONTENTS


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1.       Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

2.       Certain Restrictions on Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.1.    Transfers in Accordance with this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.2.    Certain Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.3.    Agreement to be Bound  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.4.    BLS Transfer Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

3.       Certain Permitted Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         3.1.    Certain Permitted Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

4.       Rights of First Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         4.1.    Transfers to Third Parties; Rights of First Offer  . . . . . . . . . . . . . . . . . . . . . . . . .   12
         4.2.    Subsequent Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

5.       Public Offering; Tag-Along Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         5.1.    Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         5.2.    Tag-Along Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

6.       Put-Sale Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         6.1.    Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         6.2.    Put-Sale Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

7.       Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         7.1.    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         7.2.    Deliveries at Closing; Method of Payment of Purchase Price . . . . . . . . . . . . . . . . . . . . .   23

8.       Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

9.       Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

10.      Certain Voting and Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         10.1.   Board of Directors of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         10.2.   Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         10.3.   Charter and By-laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.4.   Certain Stock-Related Compensation Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.5.   Purchase of Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         10.6.   Company Purchase of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

11.      No Implied Right to Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

12.      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         12.1.   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

13.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         13.1.   Recapitalization, Exchanges, etc., Affecting the Common Stock  . . . . . . . . . . . . . . . . . . .   31
         13.2.   Injunctive Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

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
         13.3.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         13.4.   Amendment; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         13.5.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         13.6.   Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.7.   Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.8.   Headings; References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.9.   Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.10.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.11.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36


SIGNATURES

Schedule I       - Addresses for Notices

Exhibit A        - Amended and Restated By-laws

Exhibit B        - Restated Certificate of Incorporation

Exhibit C        - Registration Rights

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


                 AMENDED AND RESTATED STOCKHOLDERS AGREEMENT dated as of September 2, 1994 by and among K&F Industries, Inc. (formerly known as Opus Acquisition Corporation), a Delaware corporation (the "Company"); Bernard L. Schwartz ("BLS"); Lehman Brothers Merchant Banking Portfolio Partnership L.P. ("LBMB"), Lehman Brothers Offshore Investment Partnership L.P. ("LBOI"), Lehman Brothers Offshore Investment Partnership - Japan L.P. ("LBOIJ"), Lehman Brothers Capital Partners II, L.P. ("LBCP"; and LBMB, LBOI, LBOIJ and LBCP, collectively "LBP"), CBC Capital Partners, Inc. ("CBC"), and Loral Corporation ("Loral"). Each of the parties to this Agreement (other than the Company) and any other Person who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Stockholder". This Agreement amends and restates the Stockholders Agreement dated as of April 27, 1989 by and among the Company and certain of the Stockholders, as amended on July 28, 1989 and shall become effective (the "Effective Date") on the date hereof. For purposes of this Agreement, CBC shall be deemed to be a Transferee of LBP.

                 As of the Effective Date, the Company has an authorized capital stock consisting of (i) 21,000,000 shares of voting common stock, par value $.01 per share (the "Voting Common Stock") and 5,300,000 shares of non-voting common stock, par value $.01 per share (the "Nonvoting Common Stock"; and together with the Voting Common Stock the "Common Stock") and (ii) 1,200,000 shares of Series A Voting Convertible Preferred Stock, par value $.01 per share (the "Series A Voting Stock"), and 130,000 shares of Series A Nonvoting Convertible Preferred Stock, par value $.01 per share (the "Series A Nonvoting Stock"; and the Series A Voting Stock and the Series A Nonvoting Stock, collectively, the "Series A Preferred Stock"; and the Series A Preferred Stock and the Common Stock, collectively, the "Stock").

                 The parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Stock, including both issued and outstanding shares of Stock as well as shares of Stock which may be issued hereafter, and to provide for certain rights and obligations in respect thereto as hereinafter provided.

                 Accordingly, the parties hereto agree as follows:

         1.      Certain Definitions.

                 As used in this Agreement, the following terms shall have the meanings ascribed to them below:

                 "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided, however, that for purposes of this Agreement BLS and Loral shall not be deemed to be Affiliates.

                 "Alternative Investment Bank" shall have the meaning set forth in Section 6.1(b).

                 "Appraisal Request" shall have the meaning set forth in
Section 6.1(a).

                 "Appraised Value" shall have the meaning set forth in Section 6.1(a).

                 "BLS" shall have the meaning set forth in the preamble of this Agreement.

                 "BLS Investor" shall mean each Transferee of BLS or a BLS Investor designated as such by BLS from time to time but shall not include any LBP Investor or Loral Investor.

                 "Board of Directors" shall mean the Board of Directors of the Company.

                 "Buyer's Notice" shall have the meaning set forth in Section 4.1(a).

                 "By-laws" shall mean the by-laws of the Company, in the form of Exhibit A hereto, as amended from time to time.

                 "Charitable Institution" shall mean an organization described in section 501(c)(3) of the Code.

                 "Charter" shall mean the Restated Certificate of Incorporation of the Company, in the form of Exhibit B hereto, as amended from time to time.

                 "Charter Documents" shall have the meaning set forth in
Section 10.3(a).

                 "Closing Date" shall have the meaning set forth in Section 6.1.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 "Common Equivalents" shall mean outstanding shares of Common Stock and shares of Common Stock issuable upon the exercise of outstanding options or rights to acquire Common Stock or upon conversion of outstanding convertible securities whether or not vested, exercisable, or convertible at the time of determination.

                 "Common Stock" shall have the meaning set forth in the preamble of this Agreement.

                 "Company" shall have the meaning set forth in the preamble of this Agreement.

                 "Effective Date" shall have the meaning set forth in the preamble of this Agreement.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "First Investment Bank" shall have the meaning set forth in
Section 6.1(b).

                 "First Offerees" shall have the meaning set forth in Section 4.1(b).

                 "Initial Public Offering" shall mean the Company's initial sale of Stock pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to shares of Stock issuable under any employee benefit plan of the Company or issued in connection with the sale of any debt securities of the Company).

                 "LBP" shall have the meaning set forth in the preamble of this Agreement.

                 "LBP Investors" shall mean LBP and each Transferee of LBP or an LBP Investor designated as such by an LBP Nominee (as defined herein) but shall not include a BLS Investor or a Loral Investor.

                 "Loral" shall have the meaning set forth in the preamble of this Agreement.

                 "Loral Investor" shall mean each Transferee of Loral or a Loral Investor designated as such by Loral from time to time but shall not include a BLS Investor or a LBP Investor.

                 "Offer Price" shall have the meaning set forth in Section
4.1(a).

                 "Offered Shares" shall have the meaning set forth in Section 4.1(a).

                 "Offeree Group" shall have the meaning set forth in Section 4.1(b).

                 "Offerees" shall have the meaning set forth in Section 4.1(b).

                 "Original Selling Stockholder" shall have the meaning set forth in Section 5.2(a).

                 "Person" shall mean an individual, corporation, partnership, joint venture, trust, association, joint stock company, unincorporated organization or a government or any agency or political subdivision thereof.

                 "Proposed Purchaser" shall have the meaning set forth in
Section 5.2(a).

                 "Put-Sale Group" shall have the meaning set forth in Section 6.2(b).

                 "Put-Sale Notice" shall have the meaning set forth in Section 6.2(b).

                 "Rule 144 Open Market Transaction" shall mean any sale of shares of Stock in an open market transaction under Rule 144 of the Securities Act (or any successor rule) if such sale is in compliance with the requirements of paragraphs (c), (d), (e), (f) and (g) of such Rule (notwithstanding the provisions of paragraph (k) of such Rule).

                 "SEC" shall mean the Securities and Exchange Commission.

                 "Second Offerees" shall have the meaning set forth in Section 4.1(b).

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Seller" shall have the meaning set forth in Section 4.1(a).

                 "Seller's Notice" shall have the meaning set forth in Section 4.1(a).

                 "Senior Bank Financing" means the syndicated senior bank loan financing facilities to which the Company, or any of its subsidiaries, are a party on the Effective Date and any refinancing thereof.

                 "Senior Subordinated Debentures" shall mean the Company's 13-3/4% Senior Subordinated Debentures Due 2001.

                 "Senior Secured Notes" shall mean the Company's 11-7/8% Senior Notes Due 2003.

                 "Stock" shall have the meaning set forth in the preamble to this Agreement.

                 "Stockholder" shall have the meaning set forth in the preamble of this Agreement.

                 "Tag-Along Stockholder" shall have the meaning set forth in
Section 5.2(a).

                 "Third Offerees" shall have the meaning set forth in Section 4.1(b).

                 "Transfer" shall have the meaning set forth in Section 2.1.

                 "Transferee" shall have the meaning set forth in Section 2.1.

         2.      Certain Restrictions on Transfers.

                 2.1. Transfers in Accordance with this Agreement. No Stockholder shall, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of any Stock to any Person (any such act being referred to as a "Transfer" and any Person acquiring Stock from a Stockholder and any subsequent transferee of any such Person is referred to as a "Transferee" of such Stockholder), unless such Transfer is permitted under
Section 3.1. The Company shall not register upon its books any Transfer of Stock by a Stockholder to any Person except a Transfer in accordance with this Agreement.

                 2.2. Certain Stockholders. Each Stockholder that is an entity that was formed for the purpose of acquiring Stock or that has no substantial assets other than such Stock or interests therein agrees that (a) its shares of common stock or instruments reflecting equity interests therein (and the shares of common stock or instruments of any similar entities that control it) will note the restrictions on Transfer contained in this Agreement as if they were Stock and (b) no shares of stock or other equity interests in any such entities may be transferred to any Person other than in accordance with the terms of this Agreement as if such stock or other equity interests were Stock.

                 2.3. Agreement to be Bound. No Transfer of Stock (other than Transfers pursuant to the registration rights included in Exhibit C, Rule 144 Open Market Transactions or pursuant to any other bona fide registered public offering) shall be effective (and the Company shall not transfer on its books any such Common Stock) unless (i) the certificates representing such Stock issued to the Transferee shall bear the legends provided in Article 9, if required by such Section, and (ii) the Transferee (if not already a party hereto) shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance reasonably satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement.

                 2.4. BLS Transfer Limitations. BLS shall not Transfer any Common Stock to any Person if, after giving effect to such Transfer, BLS and his immediate family would beneficially own less than 1,350,000 Common Equivalents; unless (i)(A) LBP approves any such Transfer or LBP and its Affiliates no longer beneficially own at least 1,000,000 Common Equivalents, and (B) Loral approves any such Transfer or Loral and its Affiliates no longer beneficially own at least 500,000 Common Equivalents, (ii) BLS dies or is rendered incapable of acting as chairman of the Board of Directors of the Company for 180 consecutive days due to physical or mental illness, or (iii) such Transfer consists of a pledge of Common Stock pursuant to Section 3.1(viii) so long as the pledgee is not exercising rights upon default. For purposes of this Agreement, (i) BLS shall not be deemed to beneficially own any shares of Stock in which any other Person has any economic or voting interest other than a partnership, trust or corporation of which the entire equity interest is held by BLS if BLS retains sole voting and dispository control over such shares and (ii) BLS and his immediate family shall not be deemed to beneficially own any Stock in which any other Person has any economic or voting interest other than a partnership, trust or corporation of which the entire equity interest is held by BLS and his immediate family if BLS retains sole voting and dispositive power over such shares. In addition, for purposes of this Agreement, the "immediate family" of BLS includes only the spouse and children of BLS.

         3.      Certain Permitted Transfers.

                 3.1. Certain Permitted Transfers. None of the restrictions contained in this Agreement with respect to Transfers of Stock (other than those set forth in Sections 2.3 and 2.4 and this Section 3.1) shall apply:

                 (i) to any Transfer (including by gift) by any Stockholder who is an individual:

                          (A) to such Stockholder's spouse or descendants (collectively, "relatives");

                          (B)  to a Charitable Institution;

                          (C) to a trust of which there are no beneficiaries other than one or more of such Stockholder and the relatives of such Stockholder;

                          (D) to a partnership of which there are no partners other than one or more of such Stockholder and the relatives of such Stockholder;

                          (E)  to a corporation of which there are no
                 stockholders other than one or more of such Stockholder and the relatives of such Stockholder;

                          (F) to a legal representative or guardian of such Stockholder or a relative of such Stockholder if such Stockholder or relative becomes mentally incompetent; or

                          (G)  to any Person by will or by the laws of descent;

         provided that any such Transferee listed in clauses (A) through (C) and (E) through (G) above agrees that, notwithstanding the terms of this Section 3.1, such Transferee shall not thereafter Transfer such Stock to any Person to whom such transferor Stockholder would not be permitted to Transfer such Stock pursuant to the terms of this Agreement;

                 (ii) to any Transfer of Stock by BLS or any BLS Investor to BLS, any BLS Investor or any individual who is then employed by, a consultant to or a director of the Company or any of its subsidiaries;

                 (iii) to any Transfer of Stock, by any Stockholder that is not an individual, to any Affiliate thereof; provided that any such Affiliate agrees that, notwithstanding the terms of this Section 3.1, it shall not thereafter Transfer such Stock to any Person to whom such transferor Stockholder would not be permitted to Transfer such Stock pursuant to the terms of this Agreement;

                 (iv) to any Transfer of Stock by any LBP Investor to employees, consultants and advisors of any LBP Investor or its Transferees;

                 (v) to any Transfer of Stock, by any LBP Investor that is a partnership, to its general or limited partners; provided that such Transfer is made pro rata according to the economic interests of such partners therein as determined under the governing instruments of such partnership;

                 (vi) to any Transfer of Stock for cash pursuant to the registration rights included in Exhibit C or any other bona fide registered public offering, subject to the rights of first offer contained in Section 4.1;

                 (vii) to any Transfer of Stock for cash pursuant to Rule 144 Open Market Transactions occurring after an Initial Public Offering, subject to the rights of first offer contained in Section 4.1.;

                 (viii) to any Transfer of Common Stock consisting of the pledge of Stock by any Stockholder to a commercial bank, savings and loan institution or any other lending institution as security for a bona fide loan or loans the proceeds of which are used solely to purchase Stock provided that upon any foreclosure such pledgee shall assume and be bound by all the terms of this Agreement;

                 (ix) to any Transfer of Stock pursuant to a bona fide sale to a third party for cash, subject to the rights of first offer set forth in Section 4.1;

                 (x) to any Transfer of Stock by a Tag-Along Stockholder pursuant to the tag-along rights set forth in Section 5.2, subject to the rights of first offer contained in Section 4.1;

                 (xi) to any Transfer of Stock pursuant to the put-sale rights set forth in Section 6.2; or

                 (xii) to any Transfer of Stock acquired on the open market in connection with market-making or investment management activities.

         4.      Rights of First Offer.

                 4.1. Transfers to Third Parties; Rights of First Offer. (a) Except as provided in Section 3.1, if at any time any Stockholder desires to Transfer any Stock then owned by such Stockholder to any third party (including upon foreclosure of or similar action with respect to any pledge), such Stockholder shall first comply with the rights of first offer contained in this
Section 4.1. Such Stockholder shall give written notice to the Company stating that such Stockholder desires to make such Transfer, the number of shares of Stock proposed to be Transferred and the cash price per share that such Stockholder proposes to be paid for such shares of Stock or, in the case of a Transfer in the form of a registered public offering, a range of prices per share the low and high point of which shall not deviate by more than 15% from the midpoint of such range.

                 For purposes of this Agreement, any notice stating a Stockholder's desire to Transfer Common Stock pursuant to this Section 4.1 is referred to as a "Seller's Notice"; the Common Stock covered by any Seller's Notice is referred to as the "Offered Shares"; the Stockholder giving the Seller's Notice is sometimes referred to as the "Seller"; the price per share which the Stockholder proposes to be paid therefor (or, in the case of a registered public offering, the midpoint of the range of prices proposed therefor) is referred to as the "Offer Price"; and any notice given by the Company or any Stockholder pursuant to which the Company or such Stockholder (as the case may be) elects to purchase Offered Shares and that states (i) the maximum number of such Offered Shares that the Company or such Stockholder (as the case may be) elects to purchase, (ii) that the election made in such notice is irrevocable and (iii) that the Company or such Stockholder (as the case may be) shall purchase any number of Offered Shares up to such maximum number at the Offer Price in cash is referred to as a "Buyer's Notice". Each Seller's Notice shall constitute an irrevocable offer by the Seller to the Company and/or the other Stockholders, as the case may be, of the Offered Shares at the Offer Price. The Company shall mail a copy of any Seller's Notice (together with a description of the offering procedures hereunder) to each Stockholder of the Company within 5 days of the receipt thereof.

                 (b)  Offered Shares offered by any Seller pursuant to this
Section 4.1 shall be offered to the Company and other Stockholders in the following order:

                 (i) in the case of any offer by BLS, first to the Company and second to all other Stockholders who are not BLS Transferees;

                 (ii) in the case of any offer by any BLS Investor or any other Transferee of BLS, first to BLS, second to the Company and third to the other Stockholders;

                 (iii) in the case of any offer by any LBP Investors or any Transferee of any LBP Investors, first to the other LBP Investors, second to the Company and third to the other Stockholders; and

                 (iv) in the case of any offer by any Loral Investor or any Transferee of Loral or a Loral Investor, first to the other Loral Investors, second to the Company and third to the other Stockholders.

The first Person or group to whom Offered Shares are so offered is called the "First Offerees"; the second such Person or group is called the "Second Offerees"; and the third such Person or group, if any, is called the "Third Offerees". Each such Person or group is called an "Offeree Group" and all such Persons and groups are called the "Offerees".

                 (c) Within 10 days after the date of mailing by the Company of the Seller's Notice, the First Offerees may elect to purchase Offered Shares at the Offer Price in a Buyer's Notice to the Seller, with a copy to the Company.

                 (d) If the First Offerees elect to purchase none of, or less than all of, the Offered Shares, then the Company shall give written notice to the Second Offerees not later than three days after the expiration of the 10-day period set forth in Section 4.1(c), which notice shall specify the Offer Price and the number of remaining Offered Shares available for purchase by the Second Offerees. The Second Offerees may elect to purchase Offered Shares at the Offer Price in a Buyer's Notice to the Seller, with a copy to the Company, within 10 days following mailing of the notice from the Company.

                 (e) If the First Offerees and the Second Offerees elect to purchase none of, or less than all of, the Offered Shares, then the Company shall give written notice to the Third Offerees (if applicable) not later than three days after the expiration of the 10-day period set forth in Section 4.1(d), which notice shall specify the Offer Price and the number of remaining Offered Shares available for purchase by the Third Offerees. The Third Offerees may elect to purchase Offered Shares at the Offer Price in a Buyer's Notice to the Seller, with a copy to the Company, within 10 days following mailing of the notice from the Company.

                 (f) If the Offerees fail to elect to purchase all the Offered Shares, then the Company shall give written notice to the First Offerees, the Second Offerees and, if applicable, the Third Offerees not later than three days after the expiration of the last 10-day period set forth in Section 4.1(d) or (if applicable) Section 4.1(e), which notice shall specify the Offer Price and the number of remaining Offered Shares available for purchase by the Offerees. Offerees may elect to purchase Offered Shares at the Offer Price in a Buyer's Notice to the Seller, with a copy to the Company, within 10 days following mailing of the notice from the Company.

                 (g) If the Offerees fail to elect to purchase all the Offered Shares within the time periods specified in this Section 4.1, then the Seller
(i) shall be under no obligation to sell any of the Offered Shares to the Company or any Stockholder, unless the Seller so elects, and (ii) may, within a period of three months from the date of the Seller's Notice, sell all or any Offered Shares to one or more third parties for cash at a price per share not less than the Offer Price and on other terms which are no more favorable to the purchaser than those set forth in the Seller's Notice.

                 (h) In the event of an oversubscription to purchase Offered Shares in connection with notice given under Sections 4.1(c), (d), (e) or (f) hereof, each Offeree which delivered a Buyer's Notice thereunder shall be permitted to purchase its pro rata share of the Offered Shares. Such pro rata share shall equal the product of (i) the fraction, the numerator of which shall be the number of Offered Shares such Offeree offered to purchase pursuant to its Buyer's Notice delivered under Section 4.1(c), (d), (e) or (f), as applicable, and the denominator of which shall be the aggregate number of Offered Shares all Offerees offered to purchase under Section 4.1(c), (d), (e) or (f), as applicable, times (ii) the aggregate number of Offered

Shares available to be purchased under Section 4.1(c), (d), (e) or (f), as applicable.

                 4.2. Subsequent Transfers. If the Company and the Stockholders do not elect to purchase all the Offered Shares at the Offer Price in cash and the Seller shall not have Transferred the Offered Shares to any Transferee prior to the expiration of the three month period specified in
Section 4.1(g), then the rights of first offer under this Article 4 shall again apply in connection with any subsequent Transfer or offer to Transfer by such Seller.

         5.      Public Offering; Tag-Along Rights.

                 5.1.  Registration Rights.

                 The Company hereby grants to each Stockholder the registration and other rights set forth in, and each Stockholder agrees to comply with the terms and conditions contained in, Exhibit C hereto.

                 5.2. Tag-Along Right. (a) If, at any time, any Stockholder (or group of Stockholders acting in concert) (individually, the "Original Selling Stockholder") proposes to Transfer shares of Common Stock (or options or rights to acquire Common Stock or securities convertible into Common Stock) representing more than 15% of the Common Equivalents to any Person or group of Persons (the "Proposed Purchaser") in any transaction or series of related transactions (other than (i) sales pursuant to a bona fide public offering under an effective registration statement under the Securities Act and (ii) Transfers permitted under Section 3.1 (other than clause

(ix) thereof)), the Original Selling Stockholder shall afford each other Stockholder (each, a "Tag-Along Stockholder") the opportunity to participate proportionately in such Transfer in accordance with this Section 5.2. Each Stockholder shall have the right to Transfer the same percentage of the Common Equivalents owned by such Stockholder as the percentage of Common Equivalents the Original Selling Stockholder is proposing to transfer of such Original Selling Stockholder's Common Equivalents. The Original Selling Stockholder shall give notice to the other Stockholders of their right to sell Common Equivalents hereunder (the "Tag-Along Notice") which notice shall state the number of shares of Common Equivalents proposed to be Transferred, the proposed offering price and any other material terms and conditions of the Transfer.

                 (b) Within 10 days after the date of delivery of a Tag-Along Notice, any Stockholder may elect to participate in such Transfer pursuant to the terms and conditions of such Notice in a notice given to the Original Selling Stockholder; provided, however, that the only representations and warranties which such Tag-Along Stockholder shall be required to give are as to due authority and execution, good title and the absence of liens with respect to such Tag-Along Stockholder's Common Equivalents and the only indemnities which such Tag-Along Stockholder may be required to give are as to the foregoing matters.

                 (c) If the Proposed Purchaser is acquiring Common Equivalents in a single transaction from more than one Stockholder or in a series of related transactions from one or more Stockholders, (i) the price per share or Common Equivalent shall be the highest of the prices, and the other terms and conditions of the Transfer shall be the most favorable of the terms and conditions, offered by the Proposed Purchaser to any Stockholder at or prior to the consummation of such Transfer and (ii) the form of consideration shall be the same for all Common Equivalents Transferred in such Transfer.

                 (d) Any Tag-Along Stockholder exercising Tag-Along rights hereunder with respect to any Common Equivalent other than shares of Common Stock shall convert or exercise such Common Equivalent into or for Common Stock prior to the consummation of any Transfer hereunder.

                 (e) Any Original Selling Stockholder that proposes to Transfer shares of Common Stock under this Section 5 shall comply with the Rights of First Offer provisions set forth in Section 4 hereto. The Seller's Notice required thereunder shall be given by the Original Selling Stockholder concurrently with the Tag-Along Notice hereunder and any purchase thereunder and hereunder shall occur simultaneously.

                 (f) Any Transfer by the Original Selling Stockholder subject to this Section 5.2 shall be made within three months of the date of the Tag-Along Notice and shall be made substantially in accordance with the terms and conditions described in such Tag-Along Notice. If the Original Selling Stockholder shall not have effected the Transfer prior to the expiration of such three-month period, the tag-along rights under this Section 5.2 shall again apply in connection with any subsequent Transfer or offer to Transfer by such Original Selling Stockholder.

         6.      Put-Sale Option.

                 6.1. Appraisal. (a) At any time and from time to time, either LBP or BLS may, by notice (an "Appraisal Request") to the Company and the other party, request an appraisal of the value of the common equity of the Company (the "Appraised Value"). BLS, LBP and the Company shall cause such appraisal to be completed within 30 days of delivery of the Appraisal Request according to the procedures set forth in Section 6.1(b) and (c).

                 (b) The Appraised Value shall be determined jointly by LBP and a nationally recognized investment bank selected by BLS (the "First Investment Bank") or, if LBP and the First Investment Bank fail to agree on an Appraised Value within 15 days of delivery of the Appraisal Request, by another nationally recognized investment bank selected jointly by LBP and BLS (the "Alternative Investment Bank"). Any Appraised Value as determined by any Alternative Investment Bank shall be between the values determined by LBP and the First Investment Bank.

                 (c) The Appraised Value shall be the value of the Company's common equity (assuming conversion of all Common Equivalents to Common Stock) that would be realized in a sale of the Company as an entirety with a reasonable amount of time available to negotiate and consummate such sale; provided that the Appraised Value shall not be less than the value offered in any bona fide proposal that may be made to acquire the Company or its assets prior to the date upon which the Appraised Value shall be determined.

                 (d) The Company shall give LBP, the First Investment Bank and any Alternative Investment Bank access to the books, records and personnel of the Company and shall pay all fees and expenses of the appraisers incurred in connection with the Appraisal.

                 6.2.  Put-Sale Right.  (a)  Within 15 days after the
Appraised Value has been established, either BLS or LBP (the "Put Party") may, at its sole option, deliver written notice (the "Put-Sale Notice") to the other party (the "Other Party") and the Company of its desire to sell all of the Common Stock owned by the Put Party and any Transferees thereof designated by the Put Party (the "Put-Sale Group") from among the Put Party and their Transferees. The purchase price for the shares of Stock shall be an amount equal to the pro rata share (based on Common Equivalents) of the Appraised Value of the Common Stock subject to such put.

                 (b) The Other Party shall have 90 days following receipt of the Put-Sale Notice to make binding arrangements (including full financing commitments) for the purchase for cash of the Stock of the Put-Sale Group by the Other Party or a third party designated by the Other Party. The closing of such purchase shall be no later than 30 days following the execution of such binding arrangements, subject to extension with the written consent of the Put Party, which consent will not be unreasonably withheld. During such 90-day period, the Other

Party shall either (i) use its best efforts to arrange for the prompt purchase of the Stock or (ii) notify the Put Party as soon as the Other Party determines that it will not or can not purchase, nor arrange for a third party to purchase, the Stock held by the Put-Sale Group.

                 (c) In the event that the Other Party is unable or chooses not to arrange for and consummate the purchase of the Put-Sale Group's Stock within the time periods set forth in Section 6.1(b), then BLS and LBP shall cause the Company to be sold as an entirety if such sale can be arranged yielding proceeds at least equal to the Appraised Value. BLS, LBP and the Company shall proceed in good faith and use their best efforts to sell the Company as an entirety as promptly as practicable and in any event within six months of the expiration of the time periods set forth in Section 6.1(b), subject to extension with the written consent of BLS and LBP, which consent will not be unreasonably withheld. If it becomes apparent, in the Put Party's reasonable judgment, that the Company can not be sold at the Appraised Value, then the Put Party, at its sole option, may reduce the price for which the Company is being offered by up to 10% of the Appraised Value. Any sale of the Company as an entirety hereunder shall include all Stockholders and the proceeds thereof shall be allocated among the Stockholders in accordance with their Stock ownership in the Company based on Common Equivalents.

         7.      Closing.

                 7.1. Closing. Any selling Stockholder and any Stockholders who are purchasing or selling any shares of Stock pursuant to Articles 4, 5 or 6 shall mutually determine a closing date (the "Closing Date") which, subject to any applicable regulatory waiting periods, shall not be more than 30 days after the last notice is given with respect to such purchase or after the expiration of the last notice period applicable to such purchase. The closing shall be held at 10:00 a.m., local time, on the Closing Date at the principal office of the Company, or at such other time or place as the parties mutually agree.

                 7.2. Deliveries at Closing; Method of Payment of Purchase Price. On the Closing Date, any selling Stockholder shall deliver (1) certificates representing the shares of Stock being sold, free and clear of any lien, claim or encumbrance, (2) any documents representing options, rights or convertible securities being sold, and (3) such other documents, including evidence of ownership and authority, as the purchasers may reasonably request. The purchase price shall be paid by delivery of a cashier's or certified check.

         8.      Preemptive Rights.

                 (a) In the case of the proposed issuance of, or the proposed granting by the Company of warrants, options or other rights to purchase, shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than in a transaction specified in Section 8(b)) or participating preferred stock, if any, each Stockholder shall have the right, on the same terms as those of the proposal and during a reasonable time no less than 30 days after the Company has given notice to the Stockholders of such proposed issuance or granting, to purchase a proportion of such shares of capital stock or securities, warrants, options or rights equal to such Stockholder's percentage ownership of the then outstanding Common Equivalents on a record date not more than 10 days prior to such issuance or granting. The price or prices for such shares of capital stock, securities, warrants, options or rights shall not be less favorable to the purchasing Stockholders than the price or prices at which such shares of capital stock, securities, warrants, options or rights are proposed to be offered for sale or granted to others, without deduction of the expenses of and compensation for the sale, underwriting or purchase of such shares of capital stock, securities, warrants, options or rights by underwriters or dealers as may be paid by the Company.

                 (b) The provisions of Section 8(a) shall not apply to any of the following transactions: (i) any bona fide public offering under a registration of shares of Common Stock by the Company pursuant to the Securities Act or any proposed issuance in connection with the sale of any debt securities of the Company the proceeds of which will be used to repay the Senior Bank Financing, Senior Subordinated Debentures or Senior Secured Notes;
(ii) the grant of restricted Common Stock or options to purchase Common Stock pursuant to employee plans of the Company; (iii) the issuance of Common Stock upon the exercise of any of the options specified in clause (ii) above; or (iv) the issuance of Stock to Loral, BLS and the LBP Investors in connection with the exchange by Loral of the Company's 14.75% convertible subordinated debentures for Stock and cash.

         9.      Legend.

                 A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each of the Stockholders hereby agrees that each outstanding certificate representing shares of Stock issued to any Stockholder, or any certificate issued in exchange for any similarly legended certificate, shall, unless sold pursuant to a bona fide registered public offering or pursuant to a Rule 144 Open Market Transaction, bear a legend reading substantially as follows:

                 THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                 THIS SECURITY ALSO IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A SECURITIES PURCHASE AGREEMENT AND AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, BETWEEN THE HOLDER HEREOF AND THE COMPANY, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENTS.


         10.     Certain Voting and Other Agreements.

                 10.1. Board of Directors of the Company. (a) BLS shall be entitled, but not required, to designate members (the "BLS Nominees") of the Board of Directors, such Board of Directors initially to be comprised of 7 members, as follows:

BLS Nominees constituting all of the Board of Directors not otherwise designated by LBP as provided in this Section 10.1 (such BLS Nominees constituting at least a majority of such Board) for as long as BLS and his immediate family beneficially own at least 1,350,000 shares of Common Stock; three Nominees for as long as BLS and his immediate family beneficially own at least 1,000,000 shares of Common Stock; and one BLS Nominee for as long as BLS and his immediate family beneficially own any outstanding shares of Common Stock. LBP shall be entitled, but not required, to designate members (the "LBP Nominees") of the Board of Directors constituting all of the Board of Directors not otherwise designated by BLS as provided in this Section 10.1 (such LBP Nominees constituting at least a majority of such Board) for so long as (i) LBP and its Affiliates beneficially own at least 1,350,000 shares of Common Equivalents and (ii) either (A) BLS and his immediate family beneficially own less than 1,350,000 shares of Common Stock or (B) BLS shall have died or become incapable of acting as chairman of the Board of Directors of the Company for 180 consecutive days due to physical or mental illness; three LBP Nominees for so long as LBP and Affiliates beneficially own at least 1,000,000 shares of Common Equivalents; and one LBP Nominee for so long as LBP and its Affiliates beneficially own any outstanding shares of Common Stock. If and for so long as Loral and its Affiliates own any shares of Voting Common Stock, at the request of Loral, the number of members on the Board of Directors shall be increased to 9, Loral shall be entitled to designate one member (the "Loral Nominee") of the

Board of Directors and the remaining member of the Board of Directors shall be designated by the Stockholder which at such time has the right hereunder to designate a majority of the Board of Directors. Each of the Stockholders agrees to vote its shares of Common Stock, at any regular or special meeting of the stockholders of the Company called for the purpose of filling positions on the Board of Directors, or in any written consent executed in lieu of such a meeting of stockholders, and agrees to take all actions necessary, to ensure the election to the Board of Directors of the LBP Nominees, BLS Nominees and Loral Nominee as described herein.

                 (b) The Company and each Stockholder hereby agrees to use its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company and to vote all of the shares of Common Stock owned or held of record by such Stockholder for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of any LBP Nominee if LBP (or any Affiliate thereof designated by LBP) requests such director's removal for any reason, any BLS Nominee if BLS requests such director's removal for any reason or any Loral Nominee if Loral requests such director's removal for any reason. LBP and its Affiliates, BLS and Loral shall have the right to designate a new nominee in the event any LBP Nominee, BLS Nominee or Loral Nominee, as applicable, shall be so removed or vacate his directorship for any reason. The number of Directors that shall constitute the entire Board of Directors may be increased or decreased from time to time in accordance with the terms and provisions of this Agreement and the by-laws.

                 (c) Subject to Section 10.1(b) hereof, each Stockholder hereby agrees that, at any time it is then entitled to vote for the election or removal of directors, it will not vote in favor of the removal of any LBP Nominee, BLS Nominee or Loral Nominee unless such removal shall be for Cause otherwise than as required by Section 10.1(b) hereof. For the purposes of this
Section 10.1(c), "Cause" shall mean the willful and continued failure by a director substantially to perform duties as a director of the Company, the willful engaging by a director in conduct which is demonstrably and materially injurious to the Company, or the director's conviction of any crime constituting a felony.

                 (d) The Company covenants that it will not, without the consent of LBP, take any action requiring (under the Company's by-laws) the approval of at least one LBP Nominee if the only LBP Nominees approving such action are Persons whose removal from the Board of Directors LBP has requested at or prior to the time of such action.

                 (e) The initial LBP Nominees shall be James Stern, Robert Towbin and Alan Washkowitz. LBP and Loral each acknowledges and agrees that it will consult BLS with respect to any future LBP Nominees or Loral Nominees, respectively, designated to replace the initial LBP Nominees or Loral Nominees, respectively, with a view towards ensuring a harmonious Board of Directors.

                 10.2. Chairman of the Board. In the event that BLS shall have died or become incapable of acting as chairman of the Board of Directors of the Company for 180 consecutive days due to physical or mental illness, the successor chairman of the Board shall be selected by LBP from among the LBP Nominees. Upon such death or disability of BLS, the estate of BLS may, but shall not be required to, designate a member of the Board of Directors, other than the Chairman of the Board to replace BLS.

                 10.3. Charter and By-laws. (a) Exhibits A and B set forth copies of the Company's Charter and by-laws, each in the form in effect on the date hereof (the "Charter Documents").

                 (b) The Company covenants that it will act in accordance with the Charter Documents and will not (subject to Section 10.1(d)), without the approval of an LBP Nominee, so long as LBP shall beneficially own 1,000,000 or more shares of Common Stock, then in office, amend either of the Charter Documents. Each Stockholder shall vote its Common Stock at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions necessary to ensure that the Charter Documents do not, at any time, conflict with the provisions of this Agreement and (unless otherwise specified by LBP) to ensure that the Charter Documents continue to provide as specified in Exhibits A or B, as applicable.

                 10.4. Certain Stock-Related Compensation Plans. Each of the Stockholders (other than Loral) agrees to vote all of the shares of Common Stock entitled to vote owned or held of record by such stockholder to approve any and all Stock related employee compensation plan of the Company provided such plan has been approved by the Board of Directors.

                 10.5. Purchase of Debt Securities. If, at any time prior to the first anniversary of the Effective Date, BLS or LBP shall purchase any Senior Secured Notes, Senior Subordinated Debentures or Senior Bank Financing, such party shall deliver a written notice to Loral offering to sell to Loral an amount of the Senior Secured Notes, Senior Subordinated Debentures or Senior Bank Financing so purchased equal to the face amount of the securities so purchased multiplied by the percentage of the Common Equivalents then owned by Loral. Such offer shall be on the same terms and conditions (including price and payment terms) as were applicable to the purchase by BLS or LBP. Loral shall have a period of 10-days to accept such offer by delivering a written notice to BLS or LBP, as applicable, and if no such notice is delivered in a timely fashion such offer shall expire.

                 10.6. Company Purchase of Stock. If, at any time prior to the first anniversary of the Effective Date, the Company shall purchase (an "Original Repurchase") any Stock from a BLS Investor, LBP Investor or Loral Investor (each, an "Investor Group"), the Company shall, upon the consummation of the Original Repurchase, deliver a written notice to each Investor Group which did not sell Stock in the Original Repurchase, offering to purchase the same percentage of the Stock owned by the members of such Investor Group as the percentage of the position of the Investor Group participating in the Original Repurchase that was purchased from the Investor Group which participated in the Original Repurchase. Each such offer shall be on the same terms as the Original Repurchase. Each Investor Group shall have a period of 10 days to accept such offer by delivering a written notice to the Company and if no such notice is delivered in a timely fashion such offer shall expire.

                 11.    No Implied Right to Employment.  Neither this
Agreement nor any provision hereof nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Stockholder who is an employee of the Company or any Affiliate any right to be retained in the employ of the Company or any Affiliate thereof, or to interfere with or limit in any way the right of the Company or any Affiliate thereof to terminate the employment of such Stockholder at any time.

         12.     Termination.

                 12.1. Termination. (a) This Agreement shall terminate after a public offering as a result of which more than 75% of the then outstanding shares of Common Equivalents, after giving effect to such offering, have been sold to the public pursuant to one or more effective registration statements under the Securities Act or are otherwise owned by Persons other than Stockholders; provided that the registration rights contained in Exhibit C hereto shall continue with respect to any remaining shares of Common Stock held by the Stockholders for so long as they hold such shares.

                 (b) The provisions contained in Article 10 shall terminate on the tenth anniversary of the date hereof.

         13.     Miscellaneous.

                 13.1. Recapitalization, Exchanges, etc., Affecting the Common Stock. The provisions of this Agreement shall (a) apply to the full extent set forth herein with respect to the shares of Stock and (b) as appropriate with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event of any change in capitalization of the Company, as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.

                 13.2. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance to enforce such obligation, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                 13.3. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns; provided that (i) except as expressly provided herein, neither this Agreement nor any rights or obligations hereunder may be transferred by the Company and (ii) no rights of any Stockholder under this Agreement may be assigned except that any Stockholder may transfer its rights and obligations hereunder, in whole or in part, to a Transferee in connection with a Transfer of Stock made in compliance with all of the provisions of this Agreement to a Person who is or thereby becomes a Stockholder. If any Stockholder shall acquire additional Stock, such Stock shall, except as expressly provided herein, be held subject to all of the terms of this Agreement.

                 13.4. Amendment; Waiver. This Agreement may be amended (i) by a written instrument signed by the Company and by Stockholders holding an aggregate of at least 80% of the Common Equivalents held by the Stockholders and, in the case of any provision of any amendment that adversely affects any Stockholder or all of the members of any group of Stockholders differently from any of the other Stockholders, the written consent of such Stockholder or members of such group of Stockholders holding an aggregate of at least 75% of the Common Equivalents held by such group of Stockholders, respectively, or
(ii) by a written instrument signed by BLS, LBH and Loral for so long as (x) BLS and his immediate family beneficially own at least 1,350,000 Common Equivalents, (y) LBP and its Affiliates beneficially own at least 1,000,000 Common Equivalents and (2) Loral and its Affiliates beneficially own at least 500,000 Common Equivalents.

                 No provision of this Agreement may be waived orally, but only by a signed, written instrument. Stockholders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver by a consent authorized by this Section, whether or not the Common Stock shall have been marked to indicate such consent.

                 13.5. Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given if delivered personally, or sent prepaid, or by overnight courier guaranteeing next day delivery, or by telex or telecopier, addressed to the Company or BLS at the Loral Corporation, 600 Third Avenue, New York, New York 10016 (telecopier (212) 949-9879) with a copy thereof to O'Sullivan, Graev & Karabell at 30 Rockefeller Plaza, New York, New York 10112
Attention: George O'Sullivan (telecopier (212) 408-2467) and to the other parties at the "Address for Notices" specified below its name on Schedule I hereto. Each Stockholder, by written notice given to the Company in accordance with this Section 13.5 may change the address to which such notice or other communications are to be sent to such Stockholder. All such notices and communications shall be deemed to have been received on the date of delivery thereof if delivered by hand, on the next day after the sending thereof if by overnight courier, when answered back if telexed, and when receipt is acknowledged if telecopied. Whenever pursuant to this Agreement any notice is required to be given by such Stockholder to any other Stockholder or Stockholders, such Stockholder may request from the Company a list of addresses of all Stockholders of the Company, which list shall be promptly furnished to such Stockholder.

                 13.6. Inspection. So long as this Agreement shall be in effect, this Agreement and any amendments hereto shall be made available for inspection by a Stockholder at the principal offices of the Company.

                 13.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

                 13.8. Headings; References. Article, section and paragraph headings are inserted herein for convenience and do not form a part of this Agreement. All section, paragraph, exhibit and schedule references are to this Agreement, unless otherwise expressly provided.

                 13.9. Integration. This Agreement and the documents referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof.

                 13.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions.

                 13.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                        K&F INDUSTRIES, INC.



                                        By:  KENNETH M. SCHWARTZ
                                           --------------------------
                                           Name:  Kenneth M. Schwartz
                                           Title: Vice President



                                             BERNARD L. SCHWARTZ
                                           --------------------------
                                             Bernard L. Schwartz


                                        CBC CAPITAL PARTNERS, INC.



                                        By:  DAVID J. HOFFMAN
                                           --------------------------
                                           Name: David J. Hoffman
                                           Title:


                                        LORAL CORPORATION



                                        By:  MICHAEL TARGOFF
                                           --------------------------
                                           Name:  Michael Targoff
                                           Title: Senior Vice President

                                        LEHMAN BROTHERS CAPITAL
                                        PARTNERS II, L.P.

                                        By:  Lehman Brothers Holdings Inc.,
                                             General Partner


                                        By:  RONALD L. GALLATIN
                                           ------------------------------
                                           Name:  Ronald L. Gallatin
                                           Title: Sr. Exec. Vice President


                                        LEHMAN BROTHERS MERCHANT
                                        BANKING PORTFOLIO PARTNERSHIP, L.P.

                                        By:  Lehman Brothers Merchant Banking
                                             Partners Inc., General Partner

                                        By:  ALAN WASHKOWITZ
                                           ------------------------------
                                           Name:  Alan Washkowitz
                                           Title: Managing Director


                                        LEHMAN BROTHERS OFFSHORE
                                        INVESTMENT PARTNERSHIP, L.P.

                                        By:  Lehman Brothers Offshore
                                           --------------------------------
                                             Partners Ltd., General Partner


                                        By:  C. GRANT HALL
                                           --------------------
                                           Name:  C. Grant Hall
                                           Title: Secretary


                                        LEHMAN BROTHERS OFFSHORE
                                        INVESTMENT PARTNERSHIP - JAPAN L.P.

                                        By:  Lehman Brothers Offshore
                                             Partners Ltd., General Partner


                                        By:  C. GRANT HALL
                                           --------------------
                                           Name:  C. Grant Hall
                                           Title: Secretary

                                   SCHEDULE I

                             Addresses for Notices


LBP INVESTORS:

         Lehman Brothers Inc.
            200 Vesey Street
            New York, NY 10205
            Attention:  Alan Washkowitz
            Telephone:  (212) 526-2384
            Fax No.:  (212) 619-7165

CBC CAPITAL PARTNERS, INC.:

         Chemical Venture Partners
            270 Park Avenue, 5th Floor
            New York, New York 10017-2070
            Attention:  Jeffrey C. Walker
            Telephone:  (212) 270-3220
            Fax No.:  (212) 270-2327

LORAL INVESTORS:

         Loral Corporation
            600 Third Avenue
            New York, New York 10016
            Attention:  Chairman
            Telephone:  (212) 697-1105
            Fax No.:  (212) 697-9805